                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               Riviana Foods Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         [RIVIANA FOODS INC. LETTERHEAD]



                               September 16, 2002



To the Stockholders of Riviana Foods Inc.:

     The Annual Meeting of Stockholders of Riviana Foods Inc. will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas at 9:00 a.m., Central Time, on Wednesday, October 16, 2002.

     A Notice of Annual Meeting of Stockholders, proxy and proxy statement, which contains information about the matters to be acted upon at the Annual Meeting, are enclosed. The Company's 2002 Annual Report, which is not a part of the enclosed Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company in fiscal year 2002. Holders of the Company's Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     All stockholders of the Company are cordially invited to attend the Annual Meeting. If you cannot attend, please assist us in preparing for the Annual Meeting by promptly completing, signing, dating and returning your proxy. Even though you return your completed and signed proxy, you still will retain the right to revoke your proxy designation at any time prior to the Annual Meeting and vote in person if you wish. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                       Very truly yours,


                                       /s/ Frank A. Godchaux III


                                       Frank A. Godchaux III
                                       Chairman of the Board




     WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY CARD.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                            HOUSTON, TEXAS 77019-2141



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 16, 2002


To the Stockholders of Riviana Foods Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Riviana Foods Inc. (the "Company") will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 16, 2002, for the following purposes:

          1. To elect eleven persons to serve as directors until the 2003 annual meeting of stockholders or until their successors have been elected and have qualified;

          2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 29, 2003;

          3. To approve an amendment to the 1997 Stock Option Plan as more fully described under "Proposal No. 3;" and

          4. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on September 9, 2002 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting. Those who will not attend and who wish their shares voted are requested to complete, sign, date and return promptly the enclosed proxy for which a stamped return envelope is provided.

                                       By Order of the Board of Directors


                                       /s/ Elizabeth B. Woodard


                                       Elizabeth B. Woodard
                                       Secretary

Houston, Texas
September 16, 2002




     WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY CARD.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                            HOUSTON, TEXAS 77019-2141


                                 PROXY STATEMENT


                    SOLICITATION AND REVOCABILITY OF PROXIES

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Riviana Foods Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 16, 2002, or at any adjournment or adjournments thereof (such meeting and any adjournments thereof collectively referred to as the "Annual Meeting"). Copies of the Notice of Annual Meeting of Stockholders, proxy and proxy statement are being mailed to stockholders on or about September 20, 2002.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. The cost of solicitation of proxies will be borne by the Company.

     A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 2777 Allen Parkway, Houston, Texas 77019-2141, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this proxy statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in this proxy statement and for the nominees for the Board of Directors of the Company named in Proposal No. 1 of this proxy statement. A majority of the outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     At the date of this proxy statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice of Annual Meeting of Stockholders accompanying this proxy statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on September 9, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the record date there were outstanding 14,187,451 shares of Common Stock and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on the record date for each proposal to be presented at the Annual Meeting.

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of September 9, 2002, unless otherwise specified, by (a) each named executive officer and director, (b) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and (c) all directors, nominees for director and executive officers of the Company as a group:

                                                                AMOUNT AND
                                                                NATURE OF
                                                                BENEFICIAL          PERCENT
NAME OF BENEFICIAL OWNER                                        OWNERSHIP           OF CLASS
------------------------                                       ------------       ------------
Joseph A. Hafner, Jr. ......................................      1,038,648(1)             7.3%
  P.O. Box 2636
  Houston, Texas 77252-2636
W. David Hanks .............................................        154,500(2)             1.1
E. Wayne Ray, Jr. ..........................................        120,000(3)               *
Ranvir B. Mohindra .........................................         43,700(4)               *
Christopher L. Haines ......................................         41,400(5)               *
Frank A. Godchaux III ......................................        795,000(6)             5.6
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Charles R. Godchaux ........................................      5,412,008(7)            38.1
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Frank K. Godchaux ..........................................      4,941,375(8)            34.8
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Leslie K. Godchaux .........................................      4,966,575(9)            35.0
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
W. Elton Kennedy ...........................................        131,000(10)              *
E. James Lowrey ............................................         20,000(11)              *
Theresa G. Payne ...........................................      4,941,315(12)           34.8
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Patrick W. Rose ............................................         11,000(13)              *
Thomas B. Walker, Jr. ......................................         88,000(14)              *
Abbeville Family Partnership, L.P. .........................      4,917,375(15)           34.7
  P.O. Box 269
  Abbeville, Louisiana 70511-0269
All directors and executive officers as a group
  (22 persons) .............................................      8,266,660(16)           58.3
Fidelity Management & Research Company .....................        937,720(17)            6.6
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

     *   Less than 1.0%

    (1) Includes (a) 341,866 shares owned beneficially and of record by Mr. Hafner, (b) 5,136 shares owned of record by a custodian for the benefit of Mr. Hafner's minor child, which custodian exercises sole voting and investment authority with respect to said shares and as to which Mr. Hafner disclaims beneficial ownership, (c) 308,208 shares held in trust for the benefit of Mr. Hafner as to which he exercises sole voting and investment authority, (d) 308,208 shares held in trust for the benefit of Mr. Hafner's wife as to which she exercises sole voting and investment authority and as to which Mr. Hafner disclaims beneficial ownership, (e) 48,000 shares held in various trusts, as to 24,000 shares of which Mr. Hafner exercises sole voting and investment authority, and as to 24,000 shares of which he shares voting and investment authority with a co-trustee and (f) 27,230 shares subject to employee stock options currently exercisable.

                                         (Footnotes continued on following page)

     (2) Includes 27,000 shares subject to employee stock options currently exercisable.

     (3) Includes 36,000 shares subject to employee stock options currently exercisable.

     (4) Includes 18,700 shares subject to employee stock options currently exercisable.

     (5) Includes 6,400 shares subject to employee stock options currently exercisable.

     (6) Includes (a) 495,000 shares owned beneficially and of record by Mr. F.A. Godchaux and (b) 300,000 shares owned of record by Mr. F.A. Godchaux's wife who exercise sole voting and investment authority with respect thereto, and as to which Mr. F.A. Godchaux disclaims beneficial ownership. The amount in the table excludes 372,870 shares owned of record by a limited partnership, as to which the three general partners share voting and investment authority, and with respect to which Mr. F.A. Godchaux has a limited partnership interest and an indirect ownership interest in his capacity as a shareholder of a corporate general partner of the limited partnership.

     (7) Includes (a) 491,133 shares owned beneficially and of record by Mr. C.R. Godchaux, (b) 3,500 shares owned beneficially and of record by Mr. C.R. Godchaux's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. C.R. Godchaux disclaims beneficial ownership and (c) 4,917,375 shares owned of record by a limited partnership, with respect to which Mr. C.R. Godchaux, in his capacity as President of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners. The amount in the table excludes 12,000 shares held in various trusts for the benefit of Mr. C.R. Godchaux, as to which the respective trustees of said trusts exercise sole voting and investment authority.

     (8) Includes (a) 24,000 shares held in trusts as to which Mr. F.K. Godchaux exercises sole voting and investment authority in his capacity as trustee and (b) 4,917,375 shares owned of record by a limited partnership with respect to Mr. F.K. Godchaux, in his capacity as President of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners.

     (9) Includes (a) 13,200 shares owned beneficially and of record by Ms. Godchaux, (b) 4,917,375 shares owned of record by a limited partnership, in which Ms. Godchaux is a general partner and (c) 36,000 shares held in various trusts, as to 12,000 shares of which Ms. Godchaux exercises sole voting and investment authority, and as to 24,000 shares of which she shares voting and investment authority as trustee.

     (10) Includes (a) 94,000 shares owned beneficially and of record by Mr. Kennedy, (b) 9,800 shares owned of record by Mr. Kennedy's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. Kennedy disclaims beneficial ownership, (c) 19,200 shares held in trust for the benefit of Mr. Kennedy's children, as to which he exercises sole voting and investment authority as trustee and
          (d) 8,000 shares subject to non-employee director stock options currently exercisable.

     (11) Includes 8,000 shares subject to non-employee director stock options currently exercisable.

     (12) Includes (a) 12,000 shares owned beneficially and of record by Mrs. Payne, (b) 11,940 shares held in a trust as to which Mrs. Payne exercises sole voting and investment authority in her capacity as trustee and (c) 4,917,375 shares owned of record by a limited partnership with respect to which Mrs. Payne, in her capacity as Chairman of the Board of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners.

     (13) Includes (a) 3,000 shares held in a family trust, as to which Mr. Rose shares voting and investment authority with a co-trustee and (b) 8,000 shares subject to non-employee director stock options currently exercisable.

     (14) Includes (a) 80,000 shares owned by a limited partnership in which Mr. Walker is a general partner and (b) 8,000 shares subject to non-employee director stock options currently exercisable.

     (15) Voting and investment authority of shares owned by Abbeville Family Partnership, L.P. is exercised by Mr. C.R. Godchaux, Mr. F.K. Godchaux, Ms. Godchaux and Mrs. Payne, who are direct or indirect general partners of the partnership. See notes (7), (8), (9) and (12).

     (16) Notes (1), (2), (3), (4), (5), (6), (7), (8), (10), (11), (12), (13)
          and (14) apply.

     (17) As of June 30, 2002.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

GENERAL

     Eleven directors are to be elected at the Annual Meeting. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named as a nominee below unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election any of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting. Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who (a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the Annual Meeting is held, and the nomination must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders.

     Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of Frank A. Godchaux III, Charles R. Godchaux, Frank K. Godchaux, Joseph A. Hafner, Jr., W. David Hanks, E. Wayne Ray, Jr., W. Elton Kennedy, E. James Lowrey, Theresa G. Payne, Patrick W. Rose and Thomas B. Walker, Jr. to hold office until the 2003 annual meeting of stockholders and until each of their respective successors is elected and qualified.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

     The following table sets forth the name and age of each nominee listed in the enclosed form of proxy, the year the nominee became a director of the Company or the Company's predecessors and the nominee's principal position with the Company.

                                                    DIRECTOR
         NAME                             AGE        SINCE                        POSITION
         ----                             ---       --------                      --------
Frank A. Godchaux III...................   75         1965           Chairman of the Board of Directors
Charles R. Godchaux.....................   71         1965           Vice Chairman of the Board of Directors
Frank K. Godchaux.......................   40         2000           Director
Joseph A. Hafner, Jr....................   57         1986           President, Chief Executive Office and
                                                                         Director
W. David Hanks..........................   57         1986           Executive Vice President, Assistant
                                                                         Secretary and Director
E. Wayne Ray, Jr........................   61         1986           Vice President, Chief Financial Officer,
                                                                         Treasurer and Director
W. Elton Kennedy........................   56         1986           Director
E. James Lowrey.........................   74         1994           Director
Theresa G. Payne........................   48         1994           Director
Patrick W. Rose.........................   60         1995           Director
Thomas B. Walker, Jr....................   78         1986           Director

     Frank A. Godchaux III has served as Chairman of the Board since 1965 and has served as a consultant to the Company since 1985. Mr. F.A. Godchaux also manages personal and family investments.

     Charles R. Godchaux has served as Vice Chairman of the Board and Chairman of the Executive Committee since 1986. Mr. C.R. Godchaux served as an executive officer of the Company from 1956 to June 1994, when he retired as an employee and was retained as a consultant to the Company.

     Frank K. Godchaux has managed personal investments for the past five years and has been a Director since 2000.

     Joseph A. Hafner, Jr. has been with the Company since 1972 and has served as President since 1980 and Chief Executive Officer since 1984. Mr. Hafner has been a Director since 1986.

     W. David Hanks was with the Company from 1974 until 1982 and has served as Executive Vice President and a Director since 1986 when he rejoined the Company. Mr. Hanks has served as Assistant Secretary since 1991.

     E. Wayne Ray, Jr. has been with the Company since 1966 and has served as Vice President, Chief Financial Officer, Treasurer and a Director since 1986.

     W. Elton Kennedy serves as President of Kennedy Rice Dryers, Inc. and Riceland Properties, Inc., both based in Mer Rouge, Louisiana. Mr. Kennedy also serves as a director of a division of Regions Bank of Louisiana and President of Delta Land and Farm Management Company, Inc. Mr. Kennedy has been a Director since 1986.

     E. James Lowrey served as Executive Vice President - Finance and Administration of SYSCO Corporation for over five years until his retirement in 1993. Since that time, Mr. Lowrey has managed personal investments. Mr. Lowrey was a Director of SYSCO Corporation for twelve years and currently is a director of Profit Recovery Group International, Inc. and Victory Packing Company. Mr. Lowrey has been a Director since 1994.

     Theresa G. Payne manages personal investments and has been a Director since 1994.

     Patrick W. Rose was a director of Van Camp Seafood Company, Inc. and was Chairman of the Board, President and Chief Executive Officer until his retirement in 1997. Mr. Rose manages personal investments and is also a Director of International House of Pancakes, Inc. Mr. Rose has been a Director since 1995.

     Thomas B. Walker, Jr. is a senior director of The Goldman Sachs Group, Inc., an investment banking firm, and manages personal and family investments. Mr. Walker is also a director of NCH Corporation. He has been a Director since 1986.

     Frank A. Godchaux III and Charles R. Godchaux are brothers. Frank K. Godchaux is the son of Frank A. Godchaux III, and Theresa G. Payne is the daughter of Charles R. Godchaux.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the Company's last fiscal year, the Board of Directors held five meetings. The Board of Directors has an Executive Committee, Audit Committee, and Compensation and Stock Option Committee. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which the director serves.

     Executive Committee. The Executive Committee, which is composed of Frank A. Godchaux III, Charles R. Godchaux, Joseph A. Hafner, Jr., W. David Hanks, E. James Lowrey and Thomas B. Walker, Jr., did not hold any meetings during the last fiscal year. The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors, except that it has no authority to propose amendments to the Restated Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or its dissolution, or amend the Bylaws.

     Audit Committee. The Audit Committee, which is composed of W. Elton Kennedy, E. James Lowrey and Patrick W. Rose, met on four occasions during the last fiscal year. The Audit Committee meets with appropriate financial and legal personnel of the Company and the independent public accountants to review the internal controls of the Company and to review its financial reporting. The Audit Committee also recommends to the Board of Directors the appointment of the independent public accountants to serve as auditors in examining the financial statements of the Company. The Audit Committee is charged with the responsibility of reviewing and overseeing all material transactions and material proposed transactions between the Company and one or more of its directors or executive officers, or their affiliates, with a view to assuring that all such transactions will be on terms no less favorable to the Company than would be available with unaffiliated third parties. The Audit Committee operates under a written charter adopted by the Board of Directors in May 2000 and which is reviewed and assessed annually. The Audit Committee's report to stockholders is set forth below.

     With the exception of Mr. Kennedy, the Audit Committee is composed of independent directors. Mr. Kennedy does not meet the definition of independence as stated by the rules of the Nasdaq Stock Market because he is a controlling shareholder of a for-profit business organization to which the Company made payments during the last fiscal year that exceeded 5% of that organization's consolidated gross revenues. The Board of Directors has evaluated the above-described non-independent relationship and has determined, in its business judgment, that the best interests of the Company and its stockholders require Mr. Kennedy's appointment to the Audit Committee. He has served on the Board of Directors and the Audit Committee since 1986 and has extensive industry and financial expertise. The Board of Directors has determined, in its business judgment, that the relationship does not interfere with the director's exercise of independent judgment.

     Compensation Committee. The Compensation and Stock Option Committee, which is composed of E. James Lowrey, Patrick W. Rose and Thomas B. Walker, Jr., met on two occasions during the last fiscal year. The Compensation and Stock Option Committee (a) makes recommendations to the Board of Directors concerning the election of the Company's officers, (b) reviews the employee compensation and benefit plans and sets the compensation for officers of the Company, (c) awards bonuses to officers of the Company, (d) assumes responsibility for all broad-based compensation and benefit programs of the Company and (e) administers the Company's Employee Stock Option Plan.

AUDIT COMMITTEE REPORT

     The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in its written charter adopted by the Board of Directors. The Audit Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and has discussed with the Company's independent auditors, KPMG LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the matters required to be discussed under Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Audit Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and considered whether the provision of non-audit services to the Company by KPMG LLP is compatible with maintaining that firm's independence.

     The Audit Committee discussed with the Company's management and independent auditors the overall scope and plans for their audit. The Audit Committee also reviewed all fees paid to the independent auditors which are described at the end of this report.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended to stockholders the election of KPMG LLP as the Company's independent auditors for fiscal 2003.

                                 Audit Committee

                            E. James Lowrey, Chairman
                                W. Elton Kennedy
                                 Patrick W. Rose

INDEPENDENT AUDITORS' FEES

     The fees paid or expected to be paid to KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 are set forth below:

     Audit Fees: The aggregate fees billed or expected to be billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 are $348,500. The reviews of the Company's financials included in the Forms 10-Q for the fiscal year ended June 30, 2002 were performed by the Company's previous auditor, Arthur Andersen LLP, for which they were paid $25,500.

     Financial Information Systems Design and Implementation Fees: KPMG LLP provided no information technology services relating to financial information systems design and implementation during the fiscal year ended June 30, 2002.

     All Other Fees: The aggregate fees for services rendered by KPMG LLP to the Company, other than the services described above under "Audit Fees" for the fiscal year ended June 30, 2002 are $5,300. These fees are for tax advice.


DIRECTOR COMPENSATION

     Directors who are not employed by or consultants to the Company receive an annual retainer of $4,000 and fees of $1,500 for each Board of Directors meeting attended and $500 for each committee meeting attended in person or by telephone conference that is not held in conjunction with a Board of Directors meeting. Non-employee directors are also reimbursed for expenses incurred in attending meetings in person or by telephone conference.

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers of the Company:

          NAME                                     AGE                       POSITION
          ----                                     ---                       --------
Alfonso Bocaletti..............................     59      Vice President
Ian W. Boyle...................................     66      Vice President
Bastiaan G. de Zeeuw...........................     44      Vice President
Thomas M. Forshee..............................     56      Vice President Sales
Christopher L. Haines..........................     57      Vice President Marketing
Ranvir B. Mohindra.............................     53      Vice President Technical Services
Jack M. Nolingberg.............................     69      Vice President Industrial Relations
Paul R. Stevens................................     49      Vice President
David E. Van Oss...............................     53      Vice President Commodity & International
Richard F. Vincent.............................     65      Vice President Manufacturing Operations
Elizabeth B. Woodard...........................     49      Vice President, General Counsel and Secretary

     Alfonso Bocaletti, Ian W. Boyle, Thomas M. Forshee, Christopher L. Haines, Ranvir B. Mohindra, Jack M. Nolingberg, Paul R. Stevens, David E. Van Oss, Richard F. Vincent and Elizabeth B. Woodard have each served in their respective positions with the Company set forth in the foregoing table for over five years. Bastiaan G. de Zeeuw became Vice President in October 1997, and prior to that time, served as financial controller for a subsidiary of the Company for over five years.

     The executive officers serve at the pleasure of the Board of Directors.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION+

     The following report has been provided by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. This report summarizes the Company's current overall compensation philosophy and program objectives. Detailed descriptions of the Company's compensation programs are provided as well as the bases for the Company's fiscal 2002 compensation for the Company's named executive officers, including the Chief Executive Officer ("CEO").

  Overall Objectives of the Executive Compensation Program

     The Company's executive compensation philosophy and program objectives primarily are directed by two guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders so that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. The Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

     The executive compensation program has been structured with three primary components: base salary, annual incentives (i.e. bonus plan), and long-term incentives (i.e. stock options). The following sections of this report describe the Company's plans by component of compensation and discuss how each component relates to the Company's overall executive compensation philosophy.

     In this report, reference is made to the use of competitive market data as a criterion for establishing targeted compensation levels. The Company targets the market 50th percentile for its total compensation program. The Company utilizes published survey data and data obtained from independent consultants for general industry and food industry companies similar in size to the Company. The published surveys include data on over 100 companies of comparable size to the Company, as measured by revenues.

  Base Salary Program

     The Company's base salary program is based on a philosophy of providing base compensation levels at or near the market 50th percentile. The Company periodically reviews its executive compensation levels to assure consistency with the external market. The Company believes it is important to provide competitive salaries over time in order to attract and retain talented executives.

     Annual base salary adjustments for the Company are based on several factors: general levels of market salary increases, individual performance, competitive base salary levels and the Company's overall financial results. For purposes of determining base salary adjustments, the Company reviews performance qualitatively, considering total stockholder returns, the level of earnings, and each individual's contributions. These criteria are assessed qualitatively and are not weighted. All base salary adjustments are based on a philosophy of pay-for-performance and an individual's value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

     None of the Company's named executive officers, including the CEO, received a base salary increase in fiscal 2002. The base salary increase is usually based on general market movement of executive base salaries and a qualitative assessment based on the factors discussed above. The primary consideration for the lack of salary increase in fiscal 2002 was a shortfall in meeting the Company's fiscal 2001 profit plan.

----------

+ Notwithstanding filings by the Company with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

  Annual Bonus Plan

     The Company's annual bonus plan is intended to (a) reward key employees based on Company and individual performance, (b) motivate key employees and (c) provide competitive cash compensation opportunities to plan participants. Under the annual bonus plan, target award opportunities vary by individual position and are expressed as a percent of base salary consistent with the market 50th percentile award levels. The amount a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

     The annual bonus plan consists of two key components. First, 60% of the award opportunity is tied to corporate profitability relative to an annual profit plan. Second, the remainder of the award opportunity is tied to a qualitative assessment of individual performance. Actual awards payable under the plan vary based on both profitability and individual performance. For fiscal 2002, the Company's profit exceeded the annual profit plan. Accordingly, the award for the CEO and most of the other named executive officers, exceeded the target award opportunity based upon corporate profitability. All named executive officers, including the CEO, received an additional award based on a qualitative assessment of individual performance and each of them received at or near the maximum of the qualitative award opportunity.

  Long-Term Incentive Plan

     The Company's Long-Term Incentive Plan ("LTIP") is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to stockholders. The long-term incentive device used by the Committee is stock options.

     Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation only. All stock options granted in fiscal 2002 have a ten-year term before expiration and are fully exercisable within nine years of the grant date.

     Stock option grants were made to key executives in fiscal 2002, and it is anticipated that stock option awards will be made periodically at the discretion of the Committee in the future. The Company's aggregate stock option grant levels approximate the market 50th percentile. The number of shares actually granted to individual participants was based on the individual's position and level of responsibility within the Company. These factors were assessed subjectively and are not weighted.

     The Committee granted 10,000 stock options at 100% of fair market value to the CEO in fiscal 2002. 50% of these options vests equally over a five-year period beginning one year from the date of the grant; the other 50% vests equally over a five-year period upon achievement of certain corporate profitability standards determined by the Committee.

  Section 162(m)

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000. The Company anticipates that all of its stock option grants satisfy the requirements of
Section 162(m). None of the named executive officers have had cash compensation in excess of $1,000,000 in fiscal 2002.

                     Compensation and Stock Option Committee

                         Thomas B. Walker, Jr., Chairman
                                 E. James Lowrey
                                 Patrick W. Rose

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2002, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN TRANSACTIONS

     Frank A. Godchaux III was formerly employed as an executive officer of the Company until his retirement as such in 1984. Mr. F.A. Godchaux received compensation of $65,000 for fiscal 2002 under an agreement pursuant to which he provided consulting services to the Company. The consulting agreement with the Company currently calls for an annual fee of $65,000 and is terminable annually by the Company.

     From time to time, the Company charters an airplane owned by Frank A. Godchaux III for business use. In fiscal 2002, Mr. F.A. Godchaux was paid $136,586 for the use of the airplane.

     Charles R. Godchaux was formerly employed as an executive officer of the Company until his retirement as such in June 1994. Mr. C.R. Godchaux received compensation of $45,000 for fiscal 2002 under an agreement pursuant to which he provided consulting services to the Company. The consulting agreement with the Company currently calls for an annual fee of $45,000 and it terminable annually by the Company.

     From time to time, the Company makes rice purchases from Godchaux Bros., an entity in which Frank A. Godchaux III and Charles R. Godchaux each owns a 50% interest. Such purchases, all of which were made at market prices, amounted to $113,847 in fiscal 2002.

     The Company paid $1,072,471 in fiscal 2002 to W. Elton Kennedy, a director of the Company, or entities controlled by Mr. Kennedy for rice purchases at market prices.

     The Company and Kennedy Rice Dryers, Inc., a corporation in which Mr. Kennedy is the principal stockholder, director and officer, each owns a 50% interest in South LaFourche Farm Partnership (the "Partnership"). During fiscal 2002, the Partnership paid $29,906 in management fees to Delta Land and Farm Management Company, Inc., a corporation in which Mr. Kennedy is a stockholder, director and officer. The Company and Mr. Kennedy are each contingently liable on a promissory note in the principal amount of $1,937,129 payable by the Partnership to the Farm Credit Bank of Texas.

     Management of the Company believes that the foregoing transactions and those described under "Compensation and Stock Option Committee Interlocks and Insider Participation" were on terms no less favorable to the Company than could normally be obtained from unaffiliated third parties. Except as set forth above, neither the Company nor its affiliates have made loans to, or loan guarantees for, officers or directors, or have engaged in material transactions with officers or directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that during the 2002 fiscal year all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, executive officers and greater than 10% beneficial owners were complied with except that Abbeville Family Partnership LLP and Alfonso Bocaletti each reported one transaction late on Form 4.

COMPENSATION TABLES

     The following table sets forth compensation information for the CEO and the four most highly compensated executive officers of the Company during the Company's fiscal years 2002, 2001 and 2000, for services rendered during such years to the Company or any of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                          ANNUAL            ------------
                                                                       COMPENSATION          SECURITIES
                                                       FISCAL     -----------------------    UNDERLYING       ALL OTHER
        NAME AND PRINCIPAL POSITIONS                    YEAR        SALARY       BONUS        OPTIONS      COMPENSATION(1)
        ----------------------------                 ----------   ----------   ----------   ------------   ---------------
Joseph A. Hafner, Jr. ............................         2002   $  406,000   $  223,400          9,000   $         8,771
  President, Chief Executive Officer and                   2001      406,000       77,200         10,000             8,076
  Director                                                 2000      390,000      183,300         10,000             7,893

W. David Hanks ...................................         2002   $  275,000   $   68,300          6,750   $         7,953
  Executive Vice President, Assistant Secretary            2001      275,000       41,900          7,500             8,285
  and Director                                             2000      264,000       99,300          7,500             7,778

E. Wayne Ray, Jr. ................................         2002   $  186,000   $   73,000          6,750   $         9,162
  Vice President, Chief Financial Officer,                 2001      186,000       26,100          7,500             8,915
  Treasurer and Director                                   2000      178,000       58,600          7,500             8,627

Ranvir B. Mohindra ...............................         2002   $  155,000   $   59,600          3,600   $         7,021
  Vice President Technical Services                        2001      155,000       16,800          4,000             6,867
                                                           2000      149,250       49,300          4,000             6,527

Christopher L. Haines ............................         2002   $  151,000   $   58,000          3,600   $         7,438
  Vice President Marketing                                 2001      151,000       17,300          4,000             7,265
                                                           2000      145,000       47,900          4,000             6,871

----------

(1) All other compensation amounts for fiscal 2002 include matching contributions to the Company's Savings Plan of $6,050, $5,232, $5,371, $5,115, and $4,944 and premiums for executive life insurance of $2,721, $2,721, $3,791, $1,905 and $2,494 for Messrs. Hafner, Hanks, Ray, Mohindra, and Haines respectively.

     The following tables present certain information for the fiscal year ended June 30, 2002 with respect to stock option grants made to the individuals named in the Summary Compensation Table above.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZABLE
                        ------------------------------------------------------      VALUE AT ASSUMED
                                       PERCENT OF                                     ANNUAL RATES
                         NUMBER OF   TOTAL OPTIONS                                   OF STOCK PRICE
                        SECURITIES     GRANTED TO       EXERCISE                      APPRECIATION
                        UNDERLYING     EMPLOYEES       PRICE PER    EXPIRATION     FOR OPTION TERMS(2)
        NAME             OPTIONS     IN FISCAL 2002      SHARE         DATE          5%           10%
        ----            ----------   --------------    ----------   ----------   ----------   ----------
Joseph A. Hafner, Jr.       10,000             4.05%   $   17.780      8/23/11   $  111,817   $  283,367
W. David Hanks               7,500             3.04%   $   17.780      8/23/11   $   83,863   $  212,526
E. Wayne Ray, Jr.            7,500             3.04%   $   17.780      8/23/11   $   83,863   $  212,526
Ranvir B. Mohindra           4,000             1.62%   $   17.780      8/23/11   $   44,727   $  113,347
Christopher L. Haines        4,000             1.62%   $   17.780      8/23/11   $   44,727   $  113,347

----------

(1)  246,900 stock options were granted in fiscal 2002.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

     The following tables present certain information for the fiscal year ended June 30, 2002 with respect to stock option grants made to the individuals named in the Summary Compensation Table above. The Company granted 246,900 stock options in the fiscal year ending June 30, 2002.

                                                          NUMBER OF
                                                          SECURITIES          VALUE OF
                                                          UNDERLYING        UNEXERCISED
                                                          UNEXERCISED       IN-THE-MONEY
                                                        OPTIONS/SARS AT     OPTIONS/SARS
                              SHARES                      FY-END (#)       AT FY-END($)(1)
                            ACQUIRED ON      VALUE       EXERCISABLE/       EXERCISABLE/
          NAME              EXERCISE(#)   REALIZED($)    UNEXERCISABLE      UNEXERCISABLE
          ----              -----------   -----------   ---------------   -----------------
Joseph A. Hafner, Jr. ...        20,000   $   139,000     17,230/42,770   $128,843/$298,647
W. David Hanks ..........            --            --     19,500/31,500   $181,469/$219,302
E. Wayne Ray, Jr. .......            --            --     28,500/31,500   $301,700/$219,302
R. B. Mohindra ..........            --            --     14,700/16,800   $154,227/$116,961
C. L. Haines ............         9,300   $    61,450      2,400/16,800   $ 12,662/$116,961

----------

(1) Value of the exercisable and unexercisable options is calculated on the basis of the difference between the option exercise price and $25.359, the closing market price of the Common Stock as reported by NASDAQ on June 28, 2002 (the last business day before the fiscal year end).

RETIREMENT PLAN

     The Company maintains a qualified Retirement Plan (the "Retirement Plan") that covers all United States employees of the Company, including the executive officers, who have completed one year of service and attained the age of 21. Normal retirement benefits, payable upon retirement at age 65, equal the sum of the employee's annual retirement benefits accumulated on June 30, 1989 (the "June 30, 1989 Accrued Benefit"), if any, plus an annual benefit equal to 2% of the employee's cumulative compensation after June 30, 1989. The June 30, 1989 Accrued Benefit is determined by multiplying 2% of the employee's average compensation for the highest five consecutive years prior to June 30, 1989 by the employee's years of credited service at age 65 (not to exceed 35 years) and subtracting from this amount 1% of the employee's estimated Social Security benefits multiplied by the employee's years of credited service at age 65 (not to exceed 30 years), prorated to reflect service through June 30, 1989 only. For years beginning on or after July 1, 1989 and prior to July 1, 1994, compensation on which the Retirement Plan benefits are calculated is limited to $200,000 per year as adjusted in accordance with the Code, and for years beginning on or after July 1, 1994, $150,000 per year as adjusted in accordance with the Code.

     In order to provide additional retirement benefits to employees whose benefits under the Retirement Plan are limited by restrictions imposed by the Code, including annual benefit limitations and the compensation limitations described above ("Code Limitations"), the Company adopted a Benefit Restoration Plan (the "Benefit Restoration Plan") effective December 1, 1988 for the benefit of designated officers ("Initial Participants") and for other executive employees who may be designated as participants after December 1, 1988 ("New Participants"). There are five Initial Participants, Messrs. Hafner, Hanks, Ray, Mohindra and Haines. Under the Benefit Restoration Plan, the retirement benefit payable at age 65 is equal to the excess of:

     (a) in the case of New Participants,

          (i) the benefit that would have been payable under the Retirement Plan in accordance with the formula described above in the first paragraph, but without Code Limitations, over

          (ii) the benefit actually payable under (A) the Retirement Plan (which takes into account the Code Limitations), and (B) the Company's Management Security Program, described below, taken together; and

     (b) in the case of Initial Participants,

          (i) 2% of the employee's average compensation for the five consecutive years prior to the employee's retirement multiplied by the employee's years of credited service (not to exceed 35 years) minus 1% of the employee's estimated Social Security benefits multiplied by the employee's years of credited service (not to exceed 30 years), over

          (ii) the sum of (A) the benefit determined under the formula set forth in paragraph (b)(i) above, but limited by the Code Limitations as in effect on June 30, 1989 (to be indexed in subsequent years), and (B) the benefit actually payable under the Company's Management Security Program, taken together.

     The Management Security Program was established by the Company in 1975 to provide supplemental retirement income benefits to designated employees based on an individualized formula. The Management Security Program was frozen in 1977 and no participants have been added or benefits increased since that time. There is currently one retired employee receiving benefits under the Management Security Program, and four active employees covered by it, including Messrs. Hafner, Hanks and Ray.

     The total estimated annual benefits under the Retirement Plan, the Benefit Restoration Plan, and the Management Security Program, taken together, payable upon retirement at age 65 in a life annuity form are: $426,300 for Mr. Hafner; $215,600 for Mr. Hanks; $130,400 for Mr. Ray; $107,200 for Mr. Mohindra, and $102,400 for Mr. Haines. Other forms of benefit payment may be available or operative under such plans.


                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes share and exercise price information about the Company's equity compensation plans as of September 9, 2002, including the Company's 1994 Stock Option Plan, 1997 Stock Option Plan and 1995 Non-Employee Director Stock Option Plan, as amended and restated (together, the "Plans"). Stockholders have approved the Plans.

                                                                                            NUMBER OF
                                                                                            SECURITIES
                                                                        WEIGHTED-      REMAINING AVAILABLE
                                                  NUMBER OF         AVERAGE EXERCISE    FOR FUTURE ISSUANCE
                                               SECURITIES TO BE         PRICE OF           UNDER EQUITY
                                             ISSUED UPON EXERCISE      OUTSTANDING      COMPENSATION PLANS
                                               OF OUTSTANDING           OPTIONS,           (EXCLUDING
                                              OPTIONS, WARRANTS       WARRANTS AND     SECURITIES REFLECTED
              PLAN CATEGORY                       AND RIGHTS             RIGHTS           IN COLUMN (a))
              -------------                  --------------------   ----------------   --------------------
                                                    (a)(1)                 (b)                 (c)
Equity compensation plans approved
    by security holders:
    Employee plans .......................         1,446,537            $  18.77               26,661
    Non-Employee Director plan ...........            76,000               17.75              174,000

Equity compensation plans not
    approved by security holders .........              None         Not applicable              None
                                                 -----------                                ---------
Total ....................................         1,522,537            $  18.72              200,661
                                                 ===========                                =========


(1) Excludes an amendment to the 1997 Stock Option Plan which is to be voted on by stockholders of the Company at the Annual Meeting. This amendment would add 1,000,000 shares to the number of securities available for future issuance.

PERFORMANCE GRAPH

     The following performance graph provided by Research Data Group compares the performance of the Company's Common Stock to the S & P Mid-Cap 400 Index and a Peer Group Index on the last day of each fiscal year through the end of fiscal 2002 and beginning June 29, 1997. The Peer Group Index consists of companies of similar market capitalization to the Company in the food industry and is composed of Dean Foods Company, International Multifoods Corporation, Interstate Bakeries Corporation, Lance, Inc., Ralcorp Holdings, Inc. and Sensient Technologies Corporation. The performance graph assumes that $100 was invested on June 29, 1997 in the Company's Common Stock and on June 30, 1997 in the indices and that dividends are reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG RIVIANA FOODS INC., THE S & P MIDCAP 400 INDEX,
                                AND A PEER GROUP

                               [PERFORMANCE GRAPH]

                                      6/29/97     6/28/98    6/27/99     7/2/00     7/1/01    6/30/02
                                      -------     -------    -------     ------     ------    -------
RIVIANA FOODS INC.                     100.00      116.82     101.46      96.25     103.81     149.87
S & P MIDCAP 400                       100.00      127.15     149.00     174.29     189.76     168.26
PEER GROUP                             100.00      122.79      94.67      72.10      91.11     116.02

          PROPOSAL NO. 2 - RATIFICATION AND APPOINTMENT OF INDEPENDENT
                                   ACCOUNTANTS

     The Executive Committee of the Board of Directors, upon recommendation of the Audit Committee, has appointed KPMG LLP as its independent public accountants to audit the accounts of the Company for the fiscal year ending June 29, 2003. KPMG LLP has advised the Company that it will have a representative in attendance at the Annual Meeting who will respond to appropriate questions presented at such meeting.

     Management recommends that the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending June 29, 2003 be ratified by the stockholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted for such ratification.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

         INFORMATION REGARDING CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee annually considers and recommends to the Board of Directors the selection of the Company's independent public accountants. As recommended by the Audit Committee, the Executive Committee of the Board of Directors on May 24, 2002 decided to no longer engage Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged KPMG LLP to serve as the Company's independent public accountants for the fiscal year ending June 30, 2002. The appointment of KPMG LLP is subject to ratification by the Company's stockholders at the Annual Meeting.

     Andersen's reports on the Company's consolidated financial statements for the two fiscal years ended July 1, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two fiscal years ended July 1, 2001 and through May 24, 2002 (the date the Company filed a Current Report on Form 8-K disclosing its decision to no longer engage Andersen), there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports; and there were no reportable events, as listed in Item 304 (a) (1) (v) of SEC Regulation S-K.

     During the two fiscal years ended July 1, 2001 and through May 24, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304 (a) (2) (i) and (ii) of SEC Regulation S-K.

        PROPOSAL NO. 3 - APPROVAL OF AMENDMENT OF 1997 STOCK OPTION PLAN

     The Board of Directors and stockholders of the Company have previously adopted the Riviana Foods Inc. 1997 Stock Option Plan (the "1997 Plan"). The purpose of the 1997 Plan is to encourage stock ownership through the grant of Stock Options ("Options") to certain officers and other eligible employees of the Company or of its subsidiary corporations or of its affiliates and joint ventures of which the Company is a partner or owner ("Optionee"), so that they may acquire or increase their proprietary interest in the Company and to reward them for services to the Company, its subsidiaries or affiliates. The Company believes that participation in the 1997 Plan through receipt of incentive stock options ("Incentive Options") or nonqualified stock options ("Nonqualified Options") creates an incentive to increase the value of the stock of the Company and also strengthens the Company's ability to attract and retain officers and key employees in the employ of the Company.

     As originally adopted, 1,000,000 shares of Common Stock were authorized to be granted under the 1997 Plan and a maximum aggregate amount of 50,000 shares may be granted under the Options to an Optionee under the 1997 Plan. Based on the level of expected employee participation in the 1997 Plan, the Company estimates that an additional 1,000,000 shares may be granted under the Options during the next five years and number of shares granted under the Options to individual employees may increase. The Company continues to view the 1997 Plan as a primary vehicle to expand equity ownership among its employees.

SUMMARY OF AMENDMENT

     On August 23, 2002, the Board of Directors approved the First Amendment to the 1997 Plan increasing the number of shares of Common Stock that may be issued under the 1997 Plan from 1,000,000 to 2,000,000 shares and increasing the maximum number of shares with respect to which the 1997 Plan may be granted to any Optionee to 50,000 per calendar year. Approval of the amendment to the 1997 Plan will require the majority vote of the stockholders voting in person or by proxy with respect to the amendment to the 1997 Plan. The text of the proposed amendment is attached to this proxy statement as Appendix A.

SUMMARY OF THE 1997 PLAN

     Term. The 1997 Plan was adopted and approved by the stockholders effective September 1, 1997. No Option may be granted under the 1997 Plan after September 1, 2007.

     Administration. The 1997 Plan is administered by the Committee, which consists of not less than two members who are disinterested persons (as defined in the 1997 Plan). All questions of interpretation and construction of the provisions of the 1997 Plan shall be determined by the Committee.

     Participation. Participation in the 1997 Plan is limited to full-time employees ("Employees") selected by the Committee. As of August 19, 2002, approximately 223 employees were eligible to participate in the 1997 Plan and approximately 138 employees were participating in the 1997 Plan. During the lifetime of the Employee, Options shall be exercisable only by the Employee, and no Option will be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. In addition, the Committee, in its discretion, may grant Options that are transferable, without payment of consideration, to immediate family members of the Employee or to trusts or partnerships for such family members.

     Shares of Stock Available For Options. A total of 26,661 shares of Common Stock is available for issuance under the 1997 Plan. An additional 1,000,000 shares of Common Stock have been reserved for issuance subject to the approval of the stockholders of the Company.

     The shares may be treasury shares or authorized but unissued shares. In the event an Option expires, or terminates for any reason, or is surrendered, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option under the 1997 Plan.

     The 1997 Plan provides that the number of shares subject thereto and shares covered by Options outstanding are subject to proportional adjustment for any increase or decrease in the number of issued shares of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration.

     Compensation Deduction Limitation. In the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), Congress enacted Section 162(m) of the Code which generally limits to $1,000,000 per year per employee the tax deduction available to public companies for certain compensation paid to designated executed ("covered employees"). These covered employees include the Chief Executive Officer and the next four highest compensated officers of the Company.

     OBRA provides an exception (Section 162(m)(4)(C)) from this deduction limitation, for certain "performance-based compensations," if specified requirements are satisfied. The 1997 Plan is designed to satisfy these statutory requirements. Therefore, if this amendment to the 1997 Plan is approved by stockholders, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by each Optionee on exercise of a Nonqualified Option and the Early Disposition (as defined below) of shares of stock acquired by exercise of an Incentive Option.

     Stock Options. The Committee may designate an Option as an Incentive Option or as a Nonqualified Option. The terms of each Option shall be set out in a written agreement which incorporates the terms of the 1997 Plan. The Option price may not be less than 100% of the fair market value of the Common Stock on the date of grant and may not be exercisable after 10 years from the date of grant. No Options shall be granted to any person who is the owner of more than 10% of the outstanding shares of Common Stock.

     Exercise of Options. Options may be exercised by payments of the Option price in cash, by check or in shares of Common Stock previously owned for six months valued at fair market value on the date of exercise. Special rules apply which limit the time of exercise of an Option following an Employee's termination of employment. The Committee may impose restrictions on the exercise of any Option.

     Amendment of 1997 Plan. The Board of Directors of the Company may suspend or discontinue the 1997 Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the 1997 Plan, change the designation of the class of employees eligible to receive Options, decrease the price at which Options may be granted or remove the administration of the 1997 Plan from the Committee.

     Changes in Capitalization. Subject to any required action by the stockholders, the number of shares covered by each outstanding Option and the price per share of each such Option shall be proportionally adjusted for any increase or decrease in the number of issued shares of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     If the Company merges or consolidates with another corporation, whether or not the Company is the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets, while unexercised Options remain outstanding under the 1997 Plan, (i) subject to the provisions of clause (iii) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of that Option, to receive, in lieu of shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares equal to the number of shares as to which that Option may be exercised;
(ii) the Board of Directors of the Company may waive any limitation set forth in or imposed pursuant to the 1997 Plan so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors of the Company, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, provided that any holder of an Option shall have the right immediately prior to such event to exercise his Option to the extent such holder is otherwise able to do so in accordance with the 1997 Plan and his individual stock option agreement.

     Federal Tax Consequences. The grant of Incentive Options to an Employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to the Employee if the Incentive Option is exercised by the Employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Incentive Option price is a tax preference item for purposes of determining an Employee's alternative minimum tax, if applicable. An Employee who sells shares acquired pursuant to the exercise of an Incentive Option after the expiration of (i) two years from the date of grant of the Incentive Option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long-term capital gain or loss on the sale.

     An Employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the less of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the Employee, short or long term, depending on the Employee's holding period for the shares. If the shares are sold for less than the option price, the Employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an Employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.

     The grant of Nonqualified Options under the Incentive Plan will not result in the recognition of any taxable income by the Employee. An Employee will recognize ordinary income on the date of exercise of the Nonqualified Option equal to the excess, if any, of (i) the fair market value of the shares acquired as of the exercise date, over (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the Nonqualified Option price paid and the ordinary income reported on exercise of the Nonqualified Option. The income reportable on exercise of a Nonqualified Option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the Employee on the exercise of a Nonqualified Option.

     Generally, the Company will be entitled to a deduction in the amount reportable as income by the Employee on the exercise of a Nonqualified Option.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 3.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

                PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock of the Company intended to be presented at the 2003 annual meeting of stockholders of the Company must be received by the Company at 2777 Allen Parkway, Houston, Texas 77019-2141,
Attention: Secretary, no later than May 19, 2003, to be included in the proxy statement relating to that annual meeting.

     Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who
(a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the annual meeting is held, and such nomination must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders. Any nomination of a candidate for director must be accompanied by
(i) a written description of the candidate's qualifications to serve as a director, including all information specified in paragraphs (e) and (f) of Item 401 of Regulation S-K and (ii) a written undertaking by the nominee to serve if elected.

                                       By Order of the Board of Directors



                                       Elizabeth B. Woodard
                                       Secretary

September 16, 2002


     THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2002 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                                                                      APPENDIX A


                               RIVIANA FOODS INC.
                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN

                                 First Amendment

     Riviana Foods Inc., a Delaware corporation (the "Corporation") having established the Riviana Foods Inc. 1997 Stock Option Plan (the "1997 Plan") and having reserved the right under Section 15(a) thereof to amend the 1997 Plan, does hereby make the following amendment effective upon approval of this Amendment by the Stockholders of Riviana Foods Inc. at said Corporation's 2002 Annual Meeting of Stockholders.

     Section 5(b) of the 1997 Plan is hereby amended by increasing the maximum aggregate number of shares that may be issued in excess of those made available under the Corporation's 1994 Stock Option Plan to 2,000,000 shares, and by increasing the aggregate number of shares that may be covered by options awarded to any Optionee to 50,000 shares per calendar year. Section 5(b) shall read as follows effective upon approval by the Corporation's stockholders:

          "(b) MAXIMUM SHARES. The aggregate number of shares that may be issued under Options pursuant to the Plan shall not exceed 2,000,000 shares plus
     (i) shares, if any, reserved for issuance under the 1994 Plan in excess of the number of shares as to which options have been granted thereunder, and
     (ii) any shares as to which options may have terminated due to expiration, cancellation, forfeiture, or otherwise without the issuance of such shares under the 1994 Plan. The aggregate number of shares with respect to which Options may be granted pursuant to the Plan to any Optionee shall not exceed 50,000 shares per calendar year. The limitations established in
     Section 5 of the Plan shall be subject to adjustment as provided in Section 9 of the Plan."

     Terms used in the Amendment and not defined herein are used herein as they are defined in the 1997 Plan. References in the 1997 Plan to "this 1997 Plan" (and indirect references such as "hereof" and "herein") are amended to refer to the 1997 Plan as amended by this Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" PROPOSALS 2 AND 3.

                                                                PLEASE MARK
                                                               YOUR VOTES AS [X]
                                                                INDICATED IN
                                                                THIS EXAMPLE


PROPOSAL 1: ELECTION OF DIRECTORS

       FOR the nominees               WITHHOLD
         listed below                 AUTHORITY
       (except as marked      to vote for all nominees
       to the contrary)             listed below

             [ ]                         [ ]

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below.)

01 Frank A. Godchaux III    07 E. James Lowrey
02 Charles R. Godchaux      08 Theresa G. Payne
03 Frank K. Godchaux        09 E. Wayne Ray, Jr.
04 Joseph A. Hafner, Jr.    10 Patrick W. Rose
05 W. David Hanks           11 Thomas B. Walker, Jr.
06 W. Elton Kennedy

                                                        FOR   AGAINST   ABSTAIN

PROPOSAL 2: TO RATIFY THE APPOINTMENT OF KPMG LLP AS    [ ]     [ ]       [ ]
THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
FISCAL YEAR ENDING JUNE 29, 2003.

                                                        FOR   AGAINST   ABSTAIN

PROPOSAL 3: TO APPROVE AN AMENDMENT TO THE 1997 STOCK   [ ]     [ ]       [ ]
OPTION PLAN.

4: In their discretion on such other matters as may properly come before the 2002 Annual Meeting of Stockholders or any adjournment(s) thereof; all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE BOARD OF DIRECTOR NOMINEES AND PROPOSALS 2 AND 3. All prior proxies are hereby revoked.

                              --------------------------------------------------


                              --------------------------------------------------
                                                Signature(s)

                              Dated:                                      , 2002
                                    --------------------------------------
                              (Please sign exactly as your name appears hereon.
                              When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

                                PLEASE COMPLETE, SIGN, DATE AND RETURN
                              PROMPTLY THE PROXY CARD USING THE ENCLOSED
                                               ENVELOPE.


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

PROXY                                                                      PROXY

                               RIVIANA FOODS INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Riviana Foods Inc. (the "Company") hereby appoint JOSEPH A. HAFNER, JR. and W. DAVID HANKS and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company to be held at the Riviana Building, Plaza 1, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time on Wednesday, October 16, 2002 and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.








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